Perrin, Holden & Davenport Capital Corp.
                                5 Hanover Square
                            New York, New York 10004
                               Tel: (212) 269-3500
                               Fax: (212) 269-3087

Chet Dubov                                        Joseph DiLustro
Senior Investment                                 Senior Investment
Banking Specialist                                Banking Specialist
--------------------------------------------------------------------------------


March 25, 2002

Mr. Bruce C. Galton
President & CEO
Senesco Technologies, Inc.
303 George Street
Suite 420
New Brunswick, NJ 08901

Dear Bruce:

This letter confirms our Agreement (the "agreement") for Senesco Technologies, Inc. (the "Company") to retain Perrin, Holden & Davenport Capital Corp., (specifically, Joseph DiLustro & Chet Dubov) as the Company's non-exclusive placement agent (the "placement agent") to provide the following services: the Placement Agent shall use its reasonable best efforts to introduce the Company to qualified institutional buyers and accredited investors (each referred to herein as a "prospective purchaser") which may purchase securities of the Company on the terms and conditions set forth in the Private Placement Memorandum dated November 1, 2001 (the "Memorandum"). Pursuant to the Memorandum, the Company desires to sell, transfer and assign shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), and warrants to purchase shares of Common Stock (the "Warrants") (the Common Stock and the Warrants are collectively referred to herein as the "Securities).


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Your signature below confirms:

l. Upon the closing of any sale of Securities, pursuant to the Memorandum, to any prospective purchaser introduced to the Company by the Placement Agent, the Placement Agent will be first paid a cash fee equal to TEN PERCENT (10%) of the gross proceeds raised by the Placement Agent.
2. Upon the closing of any sale of Securities, pursuant to the Memorandum, to any prospective purchaser first introduced to the Company by the Placement Agent, the Placement Agent shall be granted five-year warrants to purchase shares of the Company's common stock, (50% of the warrants exercisable at $2.00 per share) and (50% of the warrants exercisable at $3.25 per share), respectively. The warrants shall be valued in accordance with the Black Scholes method. The number of shares eligible for purchase pursuant to the warrants coverage equal to: (i) the gross proceeds from the sale of the unit shares purchased by the prospective purchasers introduced to the Company by the Placement Agent multiplied by (ii) TEN PERCENT (10%). The shares of the common stock underlying these warrants will be subject to registration on the Company's Registration Statement and the form of the warrant will be subject to prior approval by the Placement Agent.
3. Except as set forth above, all services provided by the Placement Agent under this Agreement shall be at the Placement Agent's cost and risk. The Company acknowledges that the Placement Agent's responsibilities shall be limited to the foregoing, and the Placement Agent (i) shall not have authority to offer or sell the Securities to any prospective purchaser, and
     (ii) shall have no responsibility to participate or assist in any negotiations between any prospective purchaser and the Company. The Company shall have the sole and absolute discretion to accept or not accept the terms of any proposed transaction. Neither the Company nor any of its affiliates shall have any liability whatsoever to the Placement Agent or any other person or entity resulting from its decision not to enter into a proposed transaction, regardless of the terms of the proposed transaction.

                                     Page 2


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4.   The Placement Agent shall perform its services hereunder as an independent contractor and not as an employee of the Company or an affiliate thereof. It is expressly understood and agreed to by the parties hereto that the Placement Agent shall have no authority to act for, represent or bind the Company or any affiliate thereof in any manner, except as may be agreed to expressly by the Company in writing from time to time.
5. The Placement Agent represents that it has not taken, and will not take, any action, directly or indirectly, that may cause the offering to fail to be entitled to an exemption from registration under federal securities laws, or applicable state securities laws, or which may violate any and all applicable securities laws. As required by Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Placement Agent represents that it is a registered broker or dealer as defined by Section 3(a) of the Exchange Act, and it is in good standing with the NASD.
6. This Agreement shall take effect immediately and shall continue for a term of thirty (30) days. Thereafter, the Agreement may be extended if mutually agreed to by the parties. Further, the Company agrees to pay the placement Agent its cash fee of 10% no later than (3) days from receipt of proceeds received by the Company from qualified investors introduced to the Company by the Placement Agent.
7. The Placement Agent acknowledges that the Company has granted to Stanford Group Company, an affiliate of Stanford Venture Capital Holdings, Inc., a right of first refusal to act as the exclusive managing agent of the Company for all future financings through January 15, 2003.



                                     Page 3


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8.   This Agreement and any claim or dispute of any kind or nature whatsoever arising of or in any way relating to this Agreement, directly or indirectly (including any claim concerning advice provided pursuant to this Agreement) shall be governed by and construed in accordance with the laws of the State of New York. No such claim or dispute may be commenced, presented or continued in any court other that the courts of the State of New York located in the City and County of New York or in the United States District Court of New York for the Southern District of New York, which courts shall exclusive jurisdiction over the adjudication of such matters, and the Company and the placement Agent consent to the jurisdiction of such courts and personal service. Any rights to trial by jury with respect to any claim or proceeding related to, or arising out of, this Agreement are waived by the Placement Agent and the Company.


Sincerely,                                          Agreed and Accepted:
Perrin, Holden & Davenport Capital Corp.            Senesco Technologies, Inc.
                                                      /s/ Bruce Galton
 /s/ Jody Eisenman                                  -----------------------
------------------------                            Bruce Galton
Jody Eisenman                                       President & CEO
President

 /s/ Joseph DiLustro
------------------------
Joseph DiLustro
Senior Investment
Banking Specialist

 /s/ Chet Dubov
------------------------
Chet Dubov
Senior Investment
Banking Specialist